Exhibit 99.1

The Carlyle Group

News Release

For Immediate Release

November 26, 2013

The Carlyle Group to Acquire Diversified Global Asset Management

Adds Hedge Funds Selection to Carlyle Solutions Offering

Washington, DC – Global alternative asset manager The Carlyle Group (NASDAQ: CG) today announced that it has agreed to acquire Diversified Global Asset Management Corporation (DGAM), a global manager of hedge funds with more than $6.7 billion in managed and advised assets. Equity for the transaction will come from Carlyle’s balance sheet. The transaction is expected to close in February 2014.

DGAM will become Carlyle’s fund of hedge funds platform, and George Main and Warren Wright will continue in their roles as CEO and CIO, respectively, managing investments and the day-to-day operations of DGAM.

David M. Rubenstein, Co-Founder and Co-Chief Executive Officer of Carlyle, said, “We are focused on providing fund investors with a broad suite of investment options under one roof. With the DGAM partnership, Carlyle’s Solutions platform is now positioned to offer investors the ability to allocate across alternatives in hedge funds, private equity and real estate.”

Jacques Chappuis, Carlyle Managing Director and Head of the Solutions group, said, “DGAM’s proven ability to create customized hedge fund portfolios complements and augments our private equity and real estate fund of funds capabilities, allowing us to offer more holistic investment solutions. We are pleased to welcome George Main and his team to Carlyle.”

George Main, Chief Executive Officer and Co-Founder of DGAM, said, “We look forward to taking this fundamental strategic step. Carlyle’s global brand, business stature and institutional client relationships combined with DGAM’s people, processes and systems will enable stronger growth and greater ability to serve our clients and funds.”

Established in 2004, DGAM is an independent alternative investment manager and advisor based in Toronto, Canada. The firm was founded by George Main, Warren Wright, Graham Thouret and Jeff Lucassen. DGAM’s client base is 100% institutional and includes some of the largest and most sophisticated public and private pension funds, endowments and sovereign wealth funds from around the world.

DGAM will become part of Carlyle’s Solutions platform, which had assets under management of $48.4 billion at September 30, 2013, and also includes AlpInvest, the private equity fund of funds operation, and Metropolitan Real Estate, acquired November 1.

Goldman, Sachs & Co. acted as exclusive financial advisor to Diversified Global Asset Management in connection with this transaction.

*  *  *  *  *

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $185 billion of assets under management across 122 funds and 81 fund of funds vehicles as of September 30, 2013. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,450 people in 34 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary/481

About Diversified Global Asset Management

Based in Toronto, Canada, DGAM was founded in 2004 and currently manages and advises on over US$6.7 billion of hedge fund assets. DGAM’s industry leading investment and operational risk management have contributed to its strong, consistent performance since inception. The firm invests on behalf of an institutional client base, which includes some of the world’s largest public and private pension funds, endowments and sovereign wealth funds.

Web: http: www.dgam.com

*  *  *  *  *

Contacts:

For The Carlyle Group:

Public Market Investor Relations

Daniel Harris

+1-212-813-4527

daniel.harris@carlyle.com

Media

Elizabeth Gill

+1-202-729-5385

elizabeth.gill@carlyle.com

For DGAM:

Sa’ad Shah

Managing Director

+1 416 644 8254

sshah@dgam.com

#  #  #